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Exhibit 5.1

October 22, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549

  Re:
  Ecolab Savings Plan And ESOP/ Registration Statement On Form S-8

Gentlemen:

        I am Assistant Secretary of Ecolab Inc. (the "Company"). In that capacity, I have acted as counsel to the Company in connection with the proposed offering by the Company pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, of (a) 4,000,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), and the Company's preferred stock purchase rights (the "Rights") associated with the Shares, and (b) an indeterminate amount of plan interests (the "Interests") in connection with the Ecolab Savings Plan and ESOP (the "Plan"). I understand that it is the Company's intention that the Shares will be purchased by the Plan Trustee on the open market.

        I have examined the proposed Registration Statement on Form S-8, the Plan, the Rights Agreement between the Company and EquiServe Trust Company, N.A. dated as of February 24, 1996, as amended (the "Rights Agreement"), and such other documents, corporate records and instruments and such laws and regulations as I have considered relevant for the purpose of this opinion. Based upon the foregoing, I am of the opinion that:

  (1)
  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

  (2)
  The Plan has been duly adopted.

  (3)
  The Shares and the Rights shall not constitute original issuance securities, but shall continue to be validly issued, fully paid and non-assessable after being purchased in open-market transactions.

  (4)
  The Interests, when issued, delivered and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as Exhibit 5.1 to the above-captioned Registration Statement and to its use as part of the Registration Statement.

Yours very truly,

/s/ TIMOTHY P. DORDELL Timothy P. Dordell Assistant Secretary

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  Exhibit 5.1